UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2025 (February 12, 2025)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-15925	13-3893191
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard
Franklin, Tennessee		37067
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 615 465-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CYH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2025, the Board of Directors (the “Board”) of Community Health Systems, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), met and approved the following compensation arrangements for 2025 for the Company’s named executive officers as reflected in the Company’s definitive proxy statement for its 2024 annual meeting of stockholders (other than Lynn T. Simon, M.D., the Company’s former President, Healthcare Innovation and Chief Medical Officer who retired on December 31, 2024)(the “Applicable NEOs”).

2025 Base Salaries

The Board approved the following base salary amounts for the Applicable NEOs for fiscal year 2025:

Name and Position	2025 Base Salary
Tim L. Hingtgen, Chief Executive Officer	$1,365,909
Kevin J. Hammons, President and Chief Financial Officer	$819,545
Kevin A. Stockton, Executive Vice President of Operations and Development	$731,331
Chad A. Campbell, Regional President - Region Operations	$692,187

2025 Cash Incentive Compensation

The Board approved performance goals for the Applicable NEOs for fiscal year 2025 under the Company’s 2019 Employee Performance Incentive Plan with target opportunities as follows (expressed as a percentage of base salary):

Name and Position	Target Opportunity
Tim L. Hingtgen, Chief Executive Officer	215%
Kevin J. Hammons, President and Chief Financial Officer	115%
Kevin A. Stockton, Executive Vice President of Operations and Development	95%
Chad A. Campbell, Regional President - Region Operations	95%

In addition, each of the Applicable NEOs will have the opportunity to achieve an additional percentage of his base salary for the attainment of specific non-financial performance improvements up to a maximum of an additional 50% for Mr. Hingtgen; 45% for Mr. Hammons; and 30% for each of Mr. Stockton and Mr. Campbell. Each Applicable NEO will also have the opportunity to achieve an additional percentage of his base salary for overachievement of performance goals up to a maximum of an additional 35% for Mr. Hingtgen; 65% for Mr. Hammons; 75% for Mr. Stockton; and 50% for Mr. Campbell.

Long-Term Incentive Compensation – Equity Awards

Pursuant to the Company’s Amended and Restated 2009 Stock Option and Award Plan, the Board approved the following equity grants to the Applicable NEOs, with a grant date of March 1, 2025 (the “Grant Date”):

Name and Position	Non-Qualified Stock Options	Time Vesting Restricted Stock	Performance-Based Restricted Stock
Tim L. Hingtgen, Chief Executive Officer	200,000	200,000	400,000
Kevin J. Hammons, President and Chief Financial Officer	90,000	90,000	180,000
Kevin A. Stockton, Executive Vice President of Operations and Development	40,000	40,000	80,000
Chad A. Campbell, Regional President - Region Operations	25,000	25,000	50,000

The number of shares of performance-based restricted stock granted to each Applicable NEO is subject to the attainment of certain performance objectives during the three-year period beginning January 1, 2025 and ending December 31, 2027, with the ultimate number of performance-based restricted shares vesting in respect of such awards after such three-year period ranging from 0% to 200% of the shares set forth above based on the level of achievement with respect to such performance objectives.

Both the non-qualified stock options and the time-vesting restricted stock vest ratably over three years, beginning on the first anniversary of the Grant Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

Date:	February 14, 2025	By:	/s/ Tim L. Hingtgen
Tim L. Hingtgen Chief Executive Officer (principal executive officer)